UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2021

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36150	33-0344842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Directors Place

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 203-4100

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SRNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 1, 2021, Sorrento Therapeutics, Inc. (the “Company”) entered into a binding term sheet (the “Term Sheet”) with HCP Life Science REIT, Inc. (“Landlord”) setting forth the terms and conditions by which the Company will lease premises located at 4930 Directors Place, San Diego, California (the “Building”). The lease (the “Lease”) will have an initial 188-month term and include approximately 163,205 rentable square feet.

The commencement date of the Lease will be determined at a later date. The initial rent for the Lease is approximately $5.10 per square foot and is subject to an annual increase.

Pursuant to the Term Sheet, not less than twelve months prior to the expiration of the then-current term of the Lease, the Company has an option to extend the Lease term for up to two additional five-year terms at then current market rates.

Pursuant to the Term Sheet, the Company’s existing lease agreements with the Landlord for 9380 Judicial Drive, 4921 Directors Place, 4955 Directors Place and 4939 Directors Place (the “Other Leases”) shall be extended to be coterminous with the term of the Lease and the initial rent for the extension period of each of the Other Leases shall be at then current market rates.

The foregoing summary of the Term Sheet does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Sheet, which the Company expects to file with the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2021.

Item 2.03

The information regarding the Term Sheet set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: July 7, 2021	By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Title: Chairman of the Board, President and Chief Executive Officer